Exhibit 32.1

Certification of PRINCIPAL Executive Officer Pursuant to

18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes Oxley Act of 2002

I, Jeffrey Brown, certify, to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that:

i. The Quarterly Report on Form 10-Q of Sierra Monitor Corporation for the quarterly period ended March 31, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and;

ii. The information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Sierra Monitor Corporation.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Sierra Monitor Corporation and will be retained by Sierra Monitor Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

Date:	May 15, 2019	By:	/s/ Jeffrey Brown
Jeffrey Brown
Chief Executive Officer